Exhibit 4.3

PERNIX THERAPEUTICS HOLDINGS, INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 21, 2017

12% Senior Secured Notes due 2020

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of July 21, 2017, by and among Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Issuer”), Pernix Holdco 1, LLC, a Delaware limited liability company, Pernix Holdco 2, LLC, a Delaware limited liability company and Pernix Holdco 3, LLC, a Delaware limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, the guarantors party thereto (the “Existing Guarantors”) and the Trustee have entered into an indenture dated as of August 19, 2014 (as amended by that certain First Supplemental Indenture dated as of April 21, 2015 and as amended, supplemented or otherwise modified from time to time, the “Indenture”) relating to the Issuer’s 12% Senior Secured Notes due 2020 (the “Securities”);

WHEREAS the Indenture provides that the Issuer and the Trustee may from time to time amend or supplement the Indenture in order to add guarantees with respect to the Securities; and

WHEREAS, pursuant to Section 9.01(iii) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Second Supplemental Indenture without notice to or consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the recitals hereto are used herein as therein defined, except that the term “Holders” in this Second Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2.       Agreement to Guarantee. Each New Guarantor hereby, jointly and severally, with each Existing Guarantor, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations, on the terms and subject to the conditions set forth in Article 10 of the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.       Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.01 of the Indenture.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second

Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5.       Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.       Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

7.       Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.       Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

Guarantors: PERNIX HOLDCO 1, LLC By: Pernix Therapeutics, LLC Its: Sole Member and Sole Manager

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Manager

PERNIX HOLDCO 2, LLC By: Cypress Pharmaceuticals, Inc. Its: Sole Member and Sole Manager

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Director

PERNIX HOLDCO 3, LLC By: Pernix Therapeutics Holdings, Inc. Its: Sole Member and Sole Manager

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Steven J. Gomes
Name: Steven J. Gomes
Title: Vice President

[Signature Page to Second Supplemental Indenture]